SCHEDULE 14C
                                 (Rule 14c-101)
                  INFORMATION REQUIRED IN INFORMATION STATEMENT
                            SCHEDULE 14C INFORMATION
             Information Statement Pursuant to Section 14(c) of the
                         Securities Exchange Act of 1934
                                (Amendment No. )

   Check the appropriate box:

   |X|   Preliminary information statement         |_|   Confidential, for use of the Commission
                                                         only (as permitted by Rule 14c-5(d)(2))
   |_|   Definitive information statement


                         GL Energy and Exploration Inc.
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


   Payment of Filing Fee (Check the appropriate box):

   |X|      No fee required.

   |_| Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

   (1)      Title of each class of securities to which transaction applies:

            N/A
            --------------------------------------------------------------------

   (2)      Aggregate number of securities to which transactions applies:

            N/A
            --------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

            N/A
            --------------------------------------------------------------------

   (4)      Proposed maximum aggregate value of transaction:

            N/A
            --------------------------------------------------------------------

   (5)      Total fee paid:

            N/A
            --------------------------------------------------------------------

   |_|      Fee paid previously with preliminary materials.

   |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)      Amount previously paid:


            --------------------------------------------------------------------

   (2)      Form, Schedule or Registration Statement No.:


            --------------------------------------------------------------------

   (3)      Filing Party:


            --------------------------------------------------------------------

   (4)      Date Filed:


            --------------------------------------------------------------------

                         GL ENERGY AND EXPLORATION INC.
                            141 Adelaide Street West
                                Toronto, Ontario
                                 Canada M5H 3L5





To the Holders of Common Stock of
GL Energy and Exploration Inc.

         GL Energy and Exploration Inc., a Delaware corporation ("Company"), has obtained written consents from a majority of the stockholders as of July 15, 2002, approving a change in the capitalization of the Company to increase the authorized common stock, $.001 par value ("Common Stock"), from 50,000,000 shares to 100,000,000 and adopting a performance equity plan for 3,000,000 shares of Common Stock ("2002 Performance Equity Plan"). Details of the capitalization change and 2002 Performance Equity Plan and other important information are set forth in the accompanying Information Statement. The Board of Directors of the Company has unanimously approved the capitalization change and 2002 Performance Equity Plan. Under Section 228 of the corporate law of the State of Delaware, action by stockholders may be taken without a meeting, without prior notice, by written consent of the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize the action at a meeting at which all shares entitled to vote thereon were present and voted. No other vote or stockholder action is required. You are hereby being provided with notice of the approval of the capitalization change and 2002 Performance Equity Plan by less than unanimous written consent of the stockholders of the Company.

         WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.



                                    By Order of the Board of Directors



                                    Mitchell Geisler,
                                    President

Toronto, Ontario, Canada
August ___, 2002

                         GL ENERGY AND EXPLORATION INC.

                   -------------------------------------------

                              INFORMATION STATEMENT

                   -------------------------------------------

                CONCERNING CORPORATE ACTION AUTHORIZED BY WRITTEN
                    CONSENT OF STOCKHOLDERS OWNING A MAJORITY
               OF SHARES OF CAPITAL STOCK ENTITLED TO VOTE THEREON

                   -------------------------------------------

                      WE ARE NOT ASKING YOU FOR A PROXY AND
                    YOU ARE REQUESTED NOT TO SEND US A PROXY

                   -------------------------------------------

         This Information Statement is being furnished to the stockholders of GL Energy and Exploration Inc., a Delaware corporation ("Company"), to advise them of the corporate action described herein, which has been authorized by written consents of stockholders owning a majority of the outstanding voting securities of the Company entitled to vote thereon. This action is being taken in accordance with the requirements of the corporate law of the State of Delaware ("DGCL").

         The Company's Board of Directors ("Board") announced that the close of business on July 15, 2002 was the record date ("Record Date") for the determination of stockholders entitled to notice about the proposal authorizing the change in the capitalization to increase the number of authorized shares of common stock, $.001 par value, from 50,000,000 to 100,000,000 ("Capital Change") and the adoption of the 2002 Performance Equity Plan which provides for the award of up to 3,000,000 shares of common stock ("2002 Plan").

         On July 11, 2002, the Board approved the Capital Change and 2002 Plan and authorized the Company's officers to obtain written consents from the holders of a majority of the outstanding voting securities of the Company to approve the Capital Change and 2002 Plan. Under Section 228 of the DGCL, any action required or permitted by the DGCL to be taken at an annual or special meeting of stockholders of a Delaware corporation may be taken without a meeting, without prior notice and without a vote if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the approval of the Capital Change and 2002 Plan must be given to those stockholders who have not consented in writing to the action and who, if the action had been taken at a meeting, would otherwise have been entitled to notice of the meeting.

         On July 15, 2002, stockholders who are the owners of record of 7,143,396 shares of the Company's common stock, representing approximately 62% of the outstanding voting securities of the Company, executed and delivered to the Company written consents authorizing and approving the Capital Change and 2002 Plan. Accordingly, no vote or further action of the stockholders of the Company is required to approve the Capital Change and 2002 Plan. You are hereby being provided with notice of the approval of the Capital Change and 2002 Plan by less than unanimous written consent of the stockholders of the Company.

         The executive offices of the Company are located at 141 Adelaide Street West, Suite 1004, Toronto, Ontario M5H 3L5, and its telephone number is (416) 214-1473.

         This information statement is first being mailed to stockholders on or about ____________, 2002 and is being furnished for informational purposes only.

         The share amounts set forth in this Information Statement are not adjusted for the one-for-one stock dividend paid on July 29, 2002 to holders of record on July 26, 2002.


                                VOTING SECURITIES

         The Company only has common stock issued and outstanding. As of the Record Date, there were 11,334,753 shares of common stock issued and outstanding. Each share of common stock is entitled to one vote on all matters submitted to the holders of common stock for their approval. The consent of the holders of a majority of all of the Company's outstanding common stock was necessary to authorize the Capital Change and the 2002 Plan.


                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

         The following table and accompanying footnotes set forth certain information as of the Record Date with respect to the stock ownership of (i) those persons known to the Company to beneficially own more than 5% of the Company's common stock, (ii) each director of the Company, (iii) each executive officer of the Company and (iv) all directors and executive officers of the Company as a group.


                                                 Amount and Nature of           Percent of
 Name and Address of Beneficial Owner            Beneficial Ownership*      Outstanding Shares
 ------------------------------------            ---------------------      ------------------
 Mitchell Geisler**                                     365,754                    3.23%

 Cindy Roach***                                         175,000                    1.54%

 Dungavel, Inc.                                       1,037,208                    9.15%

 Al Landau                                              887,887                    7.83%

 Gloria Miller                                          891,776                    7.86%

 Marni Miller****                                     1,260,280                   11.12%

 ZDG Investments, Ltd.                                5,342,362                   47.13%

 All executive officers and
 Directors as a group (two persons)                     540,754                    4.77%

 -------------------

 * Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock issuable upon the exercise of options or warrants currently exercisable or convertible within 60 days, are deemed outstanding for computing the percentage ownership of the person holding such options or warrants but are not deemed outstanding for computing the percentage ownership of any other person.

 **      Mitch Geisler is the Company's president and chairman of the board.

 ***     Cindy Roach is the Company's secretary and a director.

 ****    Marni Miller is a beneficial owner of ZDG Investments, Ltd.

         As of the Record Date, there were no outstanding options or warrants to purchase shares of our stock. Subsequently, the Company has sold, on a post-dividend basis, an aggregate of 1,000,000 shares of common stock and issued options to purchase 4,000,000 shares at an exercise price of $0.125 per share, to two investors.


                        DIRECTORS AND EXECUTIVE OFFICERS

         The following table sets forth information concerning the directors and executive officers of the Company and their ages and positions. Each director holds office until the next annual stockholders' meeting and thereafter until the individual's successor is elected and qualified. Officers serve at the pleasure of the board of directors.

 Name                            Age                Position
 ----                            ---                --------

 Mitchell Geisler                31                 President and Chairman

 Cindy Roach                     39                 Secretary and Director

         Mr. Mitchell Geisler, 31, has been the President and Chairman of the Board since 2000. Mr. Geisler has more than 15 years of experience in the hospitality and services industry. He has been an active member of the Toronto business and tourist district in a variety of capacities, and has worked with many international corporations including, Prime Restaurants, The Keg Restaurants, Cara Foods, and Sire Corp Restaurants. Most recently, during the period 1998 to 2001, Mr. Geisler was president and operator of the Toronto-based 52 Restaurants Inc. He was a supervisor for Imago Restaurants from 1997 to 1998. From 1996 to 1997 he was a manager of Ruby Beets Restaurant. Mr. M. Geisler is a graduate of Toronto's York University in Toronto, and also studied at the University of Tel Aviv. Mr. M. Geisler is a director and president of Demand Financial International, Ltd., a development stage company engaged in the hospitality business.

         Ms. Cindy Roach, has been the Secretary and a director since 2000. Ms. Roach has over 10 years experience as a consultant with group benefits and human resources administration. From 1990 to 2000, Ms. Roach was a group benefits consultant at Watson Wyatt Worldwide, a multi national benefits consulting organization.


Board of Directors' Meetings and Committees

         During 2000 and 2001, the board of directors acted by unanimous consent or meeting on one and three occasions, respectively. The Company does not have standing executive, compensation and audit committees of the board of directors.


Director Compensation

         Persons who are directors and employees will not be additionally compensated for their services as a director. There is no plan in place for compensation of persons who are directors who are not employees, but it is expected that in the future we will create a remuneration and reimbursement plan.

Compliance with Section 16(a) of the Exchange Act

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and persons who own more then 10% of the common sock of the Company to file with the SEC reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Based on its review of the reports that it has received, Ms. Marni Miller, Mr. Mitchell Geisler and Ms. Cindy Roach did not timely file the reports of ownership of their shares of common stock in the Company. These reports have been filed.


Executive Compensation

         We have not paid any cash compensation or other benefits to our executive officers since our inception. Cash compensation amounts will be determined in the future based on the services to be rendered and time devoted to our business and the availability of funds. Other elements of compensation, if any, will be determined at that time or at other times in the future.

         Until we have sufficient capital or revenues, Mr. Geisler or Ms. Roach will not be provided cash remuneration. At such time as we are able to provide a regular salary, it is our intention that our officers will become employed pursuant to executive employment agreements, at an annual salary to be determined based on their then levels of time devoted to the Company and the scope of their responsibilities. Until we enter into an employment agreement, we may use shares of common stock to compensate our officers. In addition, we may use common stock to compensate others for services to GL Energy and Exploration.


Certain Relationships and Related Transactions

         As of the year end, December 31, 2001, ZDG Investments, Ltd., a majority shareholder, loaned the company $58,799 in order to fund operations. The loan bears 10% interest per annum and are due December 31, 2002. Interest has been waived for the year ended December 31, 2001.


                                 CAPITAL CHANGE

         On July 11, 2002, the Board authorized an amendment to Article FOURTH of the Company's Certificate of Incorporation to increase the number of authorized shares of common stock, $.001 par value, from 50,000,000 to 100,000,000, as a result of which the total capitalization will be 105,000,000 shares of capital stock, of which 5,000,000 shares will be designated preferred stock and 100,000,000 will be designated common stock. On July 15, 2002,
stockholders   holding  an  aggregate  of  7,143,396  shares  of  common  stock, representing approximately 62% of the outstanding voting securities of the Company, executed and delivered to the Company written consents authorizing and approving the Capital Change. In the judgment of the Board of Directors, the change of the Company's capitalization is desirable to make available at this time sufficient shares of common stock to be able to raise additional funds in the future, provide for stock awards outside the 2002 Plan, if at all, and to conduct other capital transactions. The Company does not have any plans to issue any of these newly authorized shares of common stock at this time. At the current time, all its commitments to issue shares of common stock are covered by the number of shares of common stock authorized by the certificate of incorporation as it was before the Capital Change. The common stock does not have any pre-emptive rights. None of the rights of the common stock are being changed and therefore the rights of the stockholders will remain unchanged. Stockholders will not be required to exchange outstanding stock certificates for new certificates in connection with the Capital Change.

                          2002 PERFORMANCE EQUITY PLAN

         The 2002 Plan provides for 3,000,000 shares of common stock which may be granted to employees, officers, directors, consultants and agents of the Company. The 2002 Plan is administered by the board of directors, but the board may appoint a committee to administer the 2002 Plan. The benefits which may be granted under the 2002 Plan include stock options, stock appreciation rights, restricted stock awards, deferred stock awards, and recharge options. The specific terms of each award will be set forth in an agreement subject to the 2002 Plan as determined by the administrators. The terms of each award will include the number of shares, vesting periods, exercise prices, and exercise periods, among other things. A full copy of the 2002 Plan is attached to this information statement.

         On July 15, 2001, stockholders who are owners of record of 7,143,396 shares of the Company's common stock, representing approximately 62% of the outstanding voting securities of the Company, executed and delivered written consents approving the 2002 Plan. The board of directors of the Company believes the 2002 Plan will provide flexibility in structuring compensation arrangements and provide an equity incentive for employees and others who are awarded shares under the 2002 Plan. The issuance of common stock under an award may have a financial dilutive effect depending on the price paid for such shares and an absolute dilutive effect because of the increase in issued and outstanding shares.

         The Company currently has no commitment to issue any awards under the 2002 Plan.


                              AVAILABLE INFORMATION

         Please read all the sections of the Information Statement carefully. The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended ("Exchange Act") and in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission ("SEC"). These reports, proxy statements and other information filed by the Company with the SEC may be inspected without charge at the public reference section of the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549. Copies of this material also may be obtained from the SEC at prescribed rates. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding public companies that file reports with the SEC. Copies of these materials may be obtained from the SEC's website at http://www.sec.gov.

                    INCORPORATION OF INFORMATION BY REFERENCE

         The following documents, which are on file with the Commission (Exchange Act File No. 000-32517) are incorporated in this Information Statement by reference and made a part hereof:

         (i) Annual Report on Form 10-KSB for the fiscal year ended December 31, 2001; and

         (ii) Quarterly Report on Form 10-QSB for the quarter ended March 31, 2002.

         The Company's Registration Statement on Form 10-SB (File No. 000-32517), which contains descriptions of the Company's Common Stock, is also incorporated in this Information Statement by reference and made a part hereof. The financial statements of the Company, management's discussion and analysis, and changes in accountants sections of the Form 10-KSB and Form 10-QSB noted above are incorporated by reference and may be found at pages 5-19 and 3-10, respectively.

         All  documents  filed by the Company  with the  Commission  pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Information Statement and prior to the Effective Date shall be deemed to be incorporated by reference in this Information Statement and shall be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference in this Information Statement and filed with the Commission prior to the date of this Information Statement shall be deemed to be modified or superseded for purposes of this Information Statement to the extent that a statement contained herein, or in any other subsequently filed document which is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Information Statement.

         The Company will provide without charge to each person to whom this Information Statement is delivered, upon written or oral request of such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents). Written or telephone requests should be directed to the Company at 141 Adelaide Street West, Toronto, Ontario, Canada M5H 3L5, Attention: Investor Relations (telephone number: (416) 214-1473).




GL Energy and Exploration Inc.



Toronto, Ontario, Canada
August ___, 2002

                                                                       Exhibit A
                                                                       ---------

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                         GL ENERGY AND EXPLORATION INC.

                       ----------------------------------

                         Pursuant to Section 228 of the
                       General Corporation Law of Delaware

                       ----------------------------------



         The   undersigned   President  of  GL  Energy  and   Exploration   Inc.
("Corporation") DOES HEREBY CERTIFY:

         FIRST:   The name of the Corporation is GL Energy and Exploration Inc.
         -----

         SECOND:  The Certificate of  Incorporation of the Corporation is hereby
         ------
amended by deleting the first paragraph of Article FOURTH in its entirety and by substituting the following in lieu thereof.

         FOURTH:  The total  number of shares of  capital  stock of all  classes
         ------
which the Corporation shall have authority to issue is 105,000,000 shares, of which 5,000,000 shares shall be Preferred Stock, par value $.001 per share, and 100,000,000 shares shall be Common Stock, par value $.001 per share."

         A.    Preferred Stock

         1. Shares of Preferred Stock may be issued in one or more series at such time or times and for such consideration as the Board of Directors may determine. All shares of any one series shall be of equal rank and identical in all respects.

         2. Authority is hereby expressly granted to the Board of Directors to fix from time to time, by resolution or resolutions providing for the establishment and/or issuance of any series of Preferred Stock, the designation of the series and the powers, preferences, and rights of the shares of the series, and the qualifications, limitations, or restrictions thereof, including the following:

               a. The distinctive designation and number of shares comprising the series, which number may, except where otherwise provided by the Board of Directors in creating the series, be increased or decreased from time to time by action of the Board of Directors, but not below the number of shares then outstanding;

               b. The rate of dividends, if any, on the shares of that series, whether dividends shall be noncumulative, cumulative to the extent earned, or cumulative, and if cumulative, from which date or dates, whether dividends shall be payable in cash, property, or rights, or in shares of the Corporation's capital stock, and the relative rights of priority, if any, of payment of dividends on shares of that series over shares of any other series;

               c. Whether the shares of that series shall be redeemable and, if so, the terms and conditions of the redemption, including the date or dates upon or after which they shall be redeemable, the event or events upon or after which they shall be redeemable or at whose option they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates, or the property or rights, including securities of any other corporation, payable in case of redemption;

               d. Whether that series shall have a sinking fund for the redemption or purchase of shares of that series and, if so, the terms and amounts payable into the sinking fund;

               e. The rights to which the holders of the shares of that series shall be entitled in the event of voluntary or involuntary liquidation, dissolution, or winding-up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series in any such event;

               f. Whether the shares of that series shall be convertible into or exchangeable for shares of stock of any other class or any other series and, if so, the terms and conditions of the conversion or exchange, including the rate or rates of conversion or exchange, the date or dates upon or after which they shall be convertible or exchangeable, the duration for which they shall be convertible or exchangeable, the event or events upon or after which they shall be convertible or exchangeable or at whose option they shall be convertible or exchangeable, and the method, if any, of adjusting the rates of conversion or exchange in the event of a stock split, stock dividend, combination of shares, or similar event;

               g. Whether the issuance of any additional shares of the series, or of any shares of any other series, shall be subject to restrictions as to issuance, or as to the powers, preferences, or rights of any such other series; and

               h. Any other preferences, privileges, and powers and relative, participating, optional, or other special rights and qualifications, limitations, or restrictions of the series, as the Board of Directors may deem advisable and as shall not be inconsistent with the provisions of this Certificate of Incorporation and to the full extent now or hereafter permitted by the laws of the State of Delaware.

         B.    Common Stock

         1. After the requirements with respect to preferential dividends, if any, on any series of Preferred Stock, fixed pursuant to paragraph A(2)(b) of this Article Fourth shall have been met, then, and not otherwise, the holders of Common Stock shall receive, to the extent permitted by law and to the extent the Board of Directors shall determine, such dividends as may be declared from time to time by the Board of Directors.

         2. After distribution in full of the preferential amount, if any, fixed pursuant to paragraph A(2)(e) of this Article Fourth, to be distributed to the holders of any series of Preferred Stock in the event of the voluntary or involuntary liquidation, dissolution, or winding-up of the Corporation, the holders of the Common Stock shall be entitled to receive such of the remaining assets of the Corporation of whatever kind available for distribution to the extent the Board of Directors shall determine.

         3. Except as may be otherwise required by law or by this Certificate of Incorporation, each holder of Common Stock shall have one vote in respect of each share of such stock held by him on all matters voted upon by the stockholders.

         C.    Preemptive Rights

               No holder of shares of the Corporation of any class, now or hereafter authorized, shall have any preferential or preemptive right to subscribe for, purchase, or receive any shares of stock of the Corporation of any class, now or hereafter authorized, or any options or warrants for such shares, or any rights to subscribe to or purchase such shares, or any securities convertible into or exchangeable for such shares, which may at any time or from time to time be issued, sold, or offered for sale by the Corporation.

         THIRD:   The foregoing  Amendment of the  Certificate of  Incorporation
         -----
was duly approved by the Corporation's Board of Directors in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware and thereafter was duly adopted by the consent of the holders of a majority of the outstanding voting stock of the Corporation in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, I have executed this Certificate of Amendment this ___ day of July, 2002.


                                   -------------------------------------
                                   Mitchell Geisler, President






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